______________________________________________________________________________



                                U.S.$8,000,000


                             BRIDGE LOAN AGREEMENT

                           Dated as of May 16, 1997

                             STAR DIGITEL LIMITED

                                  AS BORROWER

                                      and

                           THE TORONTO-DOMINION BANK

                                   AS LENDER



       ________________________________________________________________

                        TABLE OF CONTENTS


                                                            PAGE
ARTICLE I

              DEFINITIONS AND ACCOUNTING TERMS                1
SECTION 1.01.  Certain Defined Terms                          1
SECTION 1.02.  Computation of Time Periods                   11
SECTION 1.03.  Accounting Terms                              11

ARTICLE II

              AMOUNTS AND TERMS OF THE ADVANCES              11
SECTION 2.01.  The Advances                                  11
SECTION 2.02.  Making the Advances                           12
SECTION 2.03.  Fees                                          12
SECTION 2.04.  Repayment                                     12
SECTION 2.05.  Interest                                      13
SECTION 2.06.  Optional Prepayments                          13
SECTION 2.07.  Increased Costs                               14
SECTION 2.08.  Illegality                                    15
SECTION 2.09.  Payments and Computations                     15
SECTION 2.10.  Taxes                                         16
SECTION 2.11.  Use of Proceeds                               17

ARTICLE III

           CONDITIONS TO EFFECTIVENESS AND LENDING           17
SECTION 3.01.  Conditions Precedent to Effectiveness of
               Section 2.01                                  17
SECTION 3.02.  Conditions Precedent to Each Borrowing        20

ARTICLE IV

              REPRESENTATIONS AND WARRANTIES                 20
SECTION 4.01.  Representations and Warranties of the
               Borrower                                      20

ARTICLE V

                COVENANTS OF THE BORROWER                    23
SECTION 5.01.  Affirmative Covenants                         23

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                                                            PAGE

SECTION 5.02.  Negative Covenants                            26

ARTICLE VI

                     EVENTS OF DEFAULT                       29
SECTION 6.01.  Events of Default                             29

ARTICLE VII

                        MISCELLANEOUS                        32
SECTION 7.01.  Amendments, Etc.                              32
SECTION 7.02.  Notices, Etc.                                 32
SECTION 7.03.  No Waiver; Remedies                           32
SECTION 7.04.  Costs and Expenses                            33
SECTION 7.05.  Right of Set-off                              34
SECTION 7.06.  Binding Effect                                34
SECTION 7.07.  Governing Law                                 34
SECTION 7.08.  Execution in Counterparts                     34
SECTION 7.09.  Consent to Jurisdiction                       35
SECTION 7.10.  Judgment Currency                             35
SECTION 7.11.  Waiver of Jury Trial                          36




SCHEDULES

Schedule 4.01(o)        -    Shares
Schedule 5.02(a)(iii)   -    Existing Liens


EXHIBITS

Exhibit A                -    Form of Promissory Note
Exhibit B                -    Form of Notice of Borrowing
Exhibit C-1              -    Form of Guaranty from STHL
Exhibit C-2              -    Form of Guaranty from VCFC

                           Dated as of May 16, 1997


         STAR DIGITEL LIMITED, a company organized under the laws of Hong Kong (the "BORROWER") and THE TORONTO-DOMINION BANK ("TORONTO DOMINION"), as the lender (the "LENDER") agree as follows:

                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADVANCE" has the meaning specified in Section 2.01.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "APPLICABLE MARGIN" means, as of any date of determination, (a) during the period from the Effective Date to the Initial Maturity Date, 2.25% and, subject to the Extension pursuant to Section 2.04(b), (b) during the period thereafter until the Final Maturity Date, 2.50%.

         "BORROWER" has the meaning specified in the preamble to this Agreement.

         "BORROWING" means a borrowing consisting of Advances made on the same day by the Lender.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Hong Kong and Singapore and, if the applicable Business Day relates to any Advance, on which dealings are carried on in the London interbank market.

         "CASH EQUIVALENTS" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the government of the

     United States of America or any agency or instrumentality thereof; (b) demand deposits, certificates of deposit, acceptances, and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank incorporated under the laws of the United States of America or any state thereof and having, or having a direct or indirect parent corporation that has, a long-term debt rating of at least "A" from Standard & Poor's Ratings Group or a long-term debt rating of at least "A-2" from Moody's Investors Service, Inc.; (c) repurchase obligations with a term not more than 30 days for the underlying securities of the types described in clause (a) above and with a counterparty that has a long-term debt rating described in clause (b) above; and (d) commercial paper of a United States of America issuer maturing no more than 270 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

         "CELL SITE" means any transmitting/receiving station for wireless telephony.

         "COMMITMENT" has the meaning specified in Section 2.01.

         "COMPLIANCE CERTIFICATE" means a compliance certificate in the form and substance acceptable to the Lender signed on behalf of the Borrower by a senior financial officer of the Borrower.

         "CONSOLIDATED" means, with respect to any Person, the consolidation of accounts in accordance with U.S. GAAP for such Person.

         "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP for such Person, recorded as Finance Leases,
     (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit,
     (g) all obligations of such Person in respect of Hedge Agreements,
     (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
     (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
     (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "DOLLAR" or "$" means the lawful currency of the United States of America.

         "EFFECTIVE DATE" has the meaning specified in Section 3.01.

         "ELECTION DATE" has the meaning specified in the Section 2.04(b).

         "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time in effect.

         "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of clause (1) of Section 4043(b) of ERISA (without regard to clause (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or
     (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
     Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

         "EXTENSION" means the extension of the maturity of the Note pursuant to Section 2.04(b).

         "EXTENSION FEE" has the meaning specified in Section 2.03(b).

         "FAIR MARKET VALUE" means, with respect to any property or asset (including, without limitation, shares of capital stock) of any Person on any date of determination, the value of the consideration obtainable in a sale of such property or asset in the open market on such date assuming an arm's-length sale that has been arranged without duress or compulsion between a willing seller and a willing and knowledgeable purchaser in a commercially reasonable manner over a reasonable period of time under all conditions necessary or desirable for a fair sale (taking into account the nature and characteristics of such property or asset).

         "FACILITY" has the meaning specified in Section 2.01.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

         "FINAL MATURITY DATE" means the Initial Maturity Date, or if the Extension is exercised by the Borrower in accordance with Section 2.04(b), May 11, 1998.

         "FINANCE LEASES" means all leases that have or should be, in accordance with U.S. GAAP, recorded as capital leases or finance leases, as the case may be.

         "GUARANTORS" means, collectively, STHL and VCFC.

         "GUARANTIES" means, collectively, the STHL Guaranty and the VCFC Guaranty.

         "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "INITIAL MATURITY DATE" means November 12, 1997.

         "INTEREST PERIOD" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one month upon notice received by the Lender not later than 11:00 A.M. (Singapore time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                   (i) the Borrower may not select any Interest Period that ends after the Final Maturity Date;

                   (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

                   (iii) a maximum of three Borrowings shall be made available to the Borrower during any Interest Period; and

                   (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "IWC" means International Wireless Communications, Inc., a Delaware Corporation.

         "IWC PLEDGE AGREEMENT" has the meaning specified in Section
     3.01(h)(iv).

         "LENDER" has the meaning specified in the preamble to this Agreement.

         "LENDER'S ACCOUNT" means the account of the Lender's Account maintained by the Lender at Bank of America, New York Branch with its office at 1 World Trade Center, 10th Floor, New York, NY, 10048-1191, USA, Account No. 6550 2-97469 CHIPS 361042.

         "LENDING OFFICE" means, with respect to the Lender, Toronto-Dominion (South East Asia) Limited, 1 Temasek Avenue, #15-02 Millenia Tower, Singapore 039192.

         "LIBOR" means, for any Interest Period for each LIBOR Advance subject to Section 2.07, (a) the British Bankers Association settlement rate for such Interest Period for deposits in Dollars at or about 11:00 A.M. (London time) on the second Business Day prior to the first day of such Interest Period, as shown on the Telerate Page 3750 (or such other page which replaces that page for the purposes of displaying offered rates for banks in the London interbank market in Dollars on that service) on the Telerate Service on such day; (b) if no rate appears on the Telerate Page 3750 (or other page which replaces that page for the purpose of displaying offered rates for banks in the London interbank market in Dollars on that service) for Dollars or for the relevant Interest Period, "LIBOR" shall be the arithmetic mean, rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such arithmetic mean is not such multiple, of the rates for such Interest Period for deposits in Dollars at or about 11:00 A.M. (London time) on the first day of such Interest Period as shown on the LIBP page on the Reuters' Service on that day; or (c) if no rate appears on either service referred in clause (a) or (b) above, "LIBOR" shall be the arithmetic mean, rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such arithmetic mean is not such multiple, of the rates at which deposits in Dollars of that amount for such Interest Period was offered by Toronto Dominion to prime banks in the London interbank market at or about 11:00 A.M. (London time) on the second Business day prior to the first day of such period.

         "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Guaranties, and the IWC Pledge Agreement.

         "LOAN PARTIES" means, collectively, the Borrower, IWC and the Guarantors.

         "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party and its Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under any Loan Document or (c) the ability of any Loan Party to perform its obligations under any Loan Document.

         "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
     Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or the issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amount so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party and are properly attributable to such transaction or to the asset that is subject thereof.

         "NOTE" means a promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the Advances made by the Lender.

         "NOTICE OF BORROWING" has the meaning specified in Section 2.02.

         "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 4.01(g).

         "OPERATING LEASES" means all leases that have or should be, in accordance with U.S. GAAP, recorded as operating leases.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "PERMITTED DEBT" means, with the respect to the Borrower and its Subsidiaries, (a) Debt of the Borrower under the Loan Documents and (b) the indorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business.

         "PERMITTED INVESTMENTS" means, with respect to the Borrower,
     (a) investments in Cash Equivalents; (b) extensions of trade credit to the customers of the Borrower or any of its Subsidiaries, as the case may be, in the ordinary course of business consistent with the Borrower's or such Subsidiary's past practice; (c) purchases of inventory occurring in the ordinary course of business consistent with the Borrower's or such Subsidiary's past practice; (d) purchases of assets in connection with Section 5.02(a)(ii); (e) negotiable instruments held for collection, except to the extent that they would constitute investments in Affiliates; (f) outstanding travel, moving and other like advances to officers, employees and consultants; (g) lease, utility and other similar deposits; or stock, obligations or securities received in settlement of debts owing to the Borrower or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each of the foregoing cases in the ordinary course of business of the Borrower or any of its Subsidiaries, as the case may be; (h) sales of goods or services on trade credit terms consistent with the Borrower's and its Subsidiaries' past practices or as otherwise consistent with trade credit terms in common use in the industry; (i) loans or advances to vendors or contractors of the Borrower that do not exceed an aggregate amount at any time outstanding of $1,000,000 (or the equivalent in any other currency); and (j) loans or capital contributions made in cash or other assets in respect of the Borrower's total amount of investment in any Subsidiary organized as a Sino-foreign cooperative joint venture under the "Law of the People's Republic of China on Sino-Foreign Cooperative Joint Ventures," as re-enacted, amended or extended from time to time.

         "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under
     Section 5.01(f); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
     (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "REFINANCING" has the meaning specified in Section 3.01(h)(ix).

         "SHAREHOLDERS" means, collectively, STHL, IWC and Vanguard China, Inc., a Delaware corporation.

         "SHARES" means, with respect to the Borrower, capital stock or any warrants, rights or options to acquire any such capital stock of the Borrower.

         "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "STHL" means Star Telecom Holding Limited, a corporation organized under the laws of Hong Kong.

         "STHL GUARANTY" has the meaning specified in Section 3.01(h)(ii).

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "TERMINATION DATE" means the earlier of the 30th day immediately following the Effective Date and the date of termination in whole of the Commitments pursuant to Section 6.01.

         "TORONTO DOMINION" has the meaning specified in the preamble to this Agreement.

         "U.S. GAAP" has the meaning specified in Section 1.03.

         "VCFC" means Vanguard Cellular Financial Corp., a North Carolina corporation.

         "VCFC GUARANTY" has the meaning specified in Section 3.01(h)(iii).

         "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("U.S. GAAP").

                           ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. THE ADVANCES. The Lender agrees, on the terms and conditions hereinafter set forth, to make advances (the "ADVANCES") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding $8,000,000 (the "FACILITY" or, as the date hereof, the "COMMITMENT"). Each Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Borrowing shall consist of Advances made on the same day by the Lender. The Borrower acknowledges and agrees that the Lender shall not provide more than three Borrowings under the Facility.

         SECTION 2.02.  MAKING THE ADVANCES.

         (a) Each Borrowing shall be made on notice from the Borrower, which notice shall be received by the Lender, not later than 11:00 A.M. (Singapore time) on the third Business Day prior to the date of the proposed Borrowing. Such notice (each, a "NOTICE OF BORROWING") shall be irrevocable and binding on the Borrower, and shall be given in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) the aggregate amount of such Borrowing, and (iii) the initial Interest Period for each such Advance. No later than 11:00 A.M. (Singapore time) on the date of such Borrowing, and upon fulfillment of the applicable conditions set forth in Article III, the Lender shall make available, in immediately available funds by crediting an account at Societe Generale, New York Branch, Account No. 00150231, for the account of the Borrower (or such other account which may be specified to the Lender in writing) for further credit to Societe Generale, Hong Kong Branch, Account No. 081-842-02-34002-0081-01-7 in the amount of such Borrowing, net of any fees, expenses or other amounts owing to any Lender by the Borrower on the date of such Borrowing.

         (b) The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund such Borrowing when such Borrowing, as a result of such failure, is not made on such date. A certification as to such amounts, submitted by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.03.  FEES.

         (a) COMMITMENT FEE. The Borrower agrees to pay the Lender for its account a commitment fee on the unused portion of the Facility from the date hereof until the Termination Date at a rate per annum equal to 0.5% per annum, payable in arrears, on the Termination Date.

         (b) EXTENSION FEE. Subject to Section 2.04(b), the Borrower agrees to pay the Lender for its account an extension fee equal to $100,000 (the "EXTENSION FEE") at the Extension Date.

         SECTION 2.04.  REPAYMENT.

         (a) Subject to Section 2.04(b), the Borrower shall repay to the Lender on the Final Maturity Date the aggregate principal amount of the Advances then outstanding.

         (b) The Borrower may, at any time prior to the 30th day preceding the Initial Maturity Date, request in writing that the maturity of the Note be extended to the Final Maturity Date (the "EXTENSION"). Within 14 days of such request, the Lender shall notify the Borrower of its decision, which shall be in its sole discretion, with respect to the Extension (such day being the "ELECTION DATE"). If, as of the Election Date, the Lender elects to extend the maturity of the Note, the Note shall be extended to the Final Maturity Date, PROVIDED that at the date of such Election Date (i) the Note is outstanding, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) all fees, expenses and other payments due to the Lender in connection with the Extension or otherwise shall be paid in full in cash.

         SECTION 2.05.  INTEREST.

         (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of the Advance owing to the Lender from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) LIBOR for such Interest Period for such Advance PLUS (ii) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period.

         (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay, on demand,
(i) the interest on the unpaid principal amount of each Advance owing to the Lender, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the interest on the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Advances pursuant to clause (a) above during such period.

         (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Lender shall give notice to the Borrower and the applicable interest rate determined by the Lender for purposes of clause (a) above.

         SECTION 2.06.  OPTIONAL PREPAYMENTS.

         (a) The Borrower may, upon at least 30 Business Days' notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or on part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that
(x) each partial
prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and (y) the Borrower shall be obligated to reimburse the Lender in respect thereof pursuant to
Section 7.04(c).

         (b)  MANDATORY.

              (i) Upon the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than under clauses (i) and (ii) of Section 5.02(k)), the Borrower shall prepay the then aggregate unpaid principal amount of Advances in an amount equal to the lesser of (A) the then outstanding principal amount of such Advances and (B) the amount of such Net Proceeds from such sale, lease, transfer or other disposition, in either case together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, expenses and other payments due to the Lender under the Loan Documents.

              (ii) Upon receipt by the Borrower or any of its Subsidiaries of the Net Proceeds from (A) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt or (B) the sale or issuance by the Borrower or any of its Subsidiaries of any capital stock, any securities convertible into or exchangeable for capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock, debt or equity securities, the Borrower shall prepay the then outstanding principal amount of the Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, expenses and other payments due to the Lender under the Loan Documents.

         SECTION 2.07.  INCREASED COSTS.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Advances (excluding for purposes of this Section 2.07 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section
2.10 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.08. ILLEGALITY. Notwithstanding any other provision of this Agreement, if the Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender or its Lending Office to perform its obligations hereunder to make Advances or to fund or maintain Advances hereunder, the obligation of the Lender to make, fund or maintain Advances shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

         SECTION 2.09.  PAYMENTS AND COMPUTATIONS.

         (a) The Borrower shall make each payment hereunder and under the Notes only and exclusively in Dollars and in immediately available funds not later than the time specified herein or therein therefor, or if no time is specified, by not later than 11:00 A.M. (Singapore time) on the day when due for the account of the Lender at the Lender's Account (or such other account which may be specified to the Borrower in writing).

         (b) All computations of interest and fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender. of an interest rate or fee hereunder and under the Note shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder or under the Note held by the Lender, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due.

         (e) To the fullest extent permitted by law, the Borrower shall make all payments hereunder and under the Note regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority or regulatory body and which may adversely affect the Borrower's obligation to make, or the right of the holder of the Note to receive, such payments.

         (f) The obligation of the Borrower to make payments hereunder and under the Note in Dollars when due in accordance with this Section 2.09 is absolute.

         SECTION 2.10.  TAXES.

         (a) Any and all payments by the Borrower hereunder or under the Note shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which the Lender is organized or has its Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Note being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower shall indemnify the Lender for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.10) imposed on or paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, at its address referred to in
Section 7.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Note by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Lender, an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes. For purposes of this clause (d) and clause (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of all amounts due hereunder and under the Note.

         SECTION 2.11. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower.

                           ARTICLE III

             CONDITIONS TO EFFECTIVENESS AND LENDING

         SECTION 3.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTION
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

         (a) There shall have occurred no Material Adverse Change since December 31, 1996.

         (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Loan Parties or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the Note or the consummation of the transactions contemplated hereby.

         (c) The Lender shall have completed a due diligence investigation of the Loan Parties and their Subsidiaries in scope, and with results, satisfactory to the Lender; without limiting the generality of the foregoing, the Lender shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and its Subsidiaries as it shall have requested.

         (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

         (e) The Borrower shall have paid all reasonable accrued fees and expenses of the Lender (including the accrued fees and expenses of counsel to the Lender).

         (g) On the Effective Date, (i) the representations and warranties shall be true and correct in all material respects on and as of such date (other than any such representation and warranties that, by their terms, refer to a specific date other than the Effective Date, in which case such specific date); and (ii) no event shall have occurred and shall be continuing that constitutes a Default.

         (h) The Lender shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Lender and in sufficient copies for the Lender:

         (i)  The Note to the order of the Lender.

         (ii) A guaranty of STHL, substantially in the form of Exhibit C-1 hereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the terms of the other Loan Documents (the "STHL GUARANTY"), duly executed and delivered by STHL.

         (iii) A guaranty of VCFC, substantially in the form of Exhibit C-2 hereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the terms of the other Loan Documents (the "VCFC GUARANTY"), duly executed and delivered by VCFC. Subject to the terms of the VCFC Guaranty, VCFC shall be subrogated to the rights of the Lender resulting from the VCFC Guaranty.

         (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Loan Documents to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect thereto.

         (v) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and the Secretary or Assistant Secretary (the statements made in which certificate shall be true on and as of the date of the Effective Date), certifying as to: (A) true and complete copies of the charter and by-laws of such Loan Party as in effect on the dates the resolutions specified in clause (ii) and were adopted and the absence of any amendments to the charter or by-laws since such dates; (B) the due incorporation and good standing of such Loan Party in its respective jurisdiction of incorporation and the absence of any proceeding for the dissolution or liquidation of such Loan Party; (C) the truth of the representations and warranties made by such Loan Party in each Loan Document to which it is a party; (D) in the case of the Borrower the absence of any Event of Default or a Default; and (E) in the case of the Borrower the satisfaction of all conditions precedent by such Loan Party.

         (vi) A signed copy of a certificate of the Secretary or an Assistant Secretary or other appropriate officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which such Loan Party is a party, and the other documents to be delivered hereunder or thereunder.

         (vii) (A) A favorable opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel for the Borrower;

               (B) a favorable opinion of S. H. Chan & Co., special Hong Kong counsel for the Borrower;

               (C) a favorable opinion of S. H. Chan & Co., special Hong Kong counsel for STHL;

               (D) a favorable opinion of Latham & Watkins, special New York counsel to VCFC; and

               (E) a favorable opinion of Anthony Dillon, Vice President-Law for VCFC.

         (viii) A favorable opinion of Shearman & Sterling, counsel for the Lender, in form and substance satisfactory to the Lender.

         (ix) Evidence, in form and substance satisfactory to the Lender, that the Borrower shall use its best efforts to complete an offering and sale of debt or equity securities of the Borrower or other financing transactions referred to in Section 2.06(b), for the purpose of refinancing the Facility (the "REFINANCING"), which shall yield an amount sufficient to prepay the aggregate unpaid principal amount of the Advances in full PLUS accrued interest thereon to the date of repayment and all other amounts payable under the Loan Documents in accordance with Section 2.06(b).

         (x) Such other approvals, opinions or documents as the Lender may reasonably request.

         SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of the Lender to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

         (i) the representations and warranties contained herein are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

         (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a)  DUE INCORPORATION, ETC.   Each of the Borrower and its
Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly authorized to do business in which it owns or leases property or assets or in which the conduct of its business requires it to be so authorized, and (iii) has all requisite power and authority (A) to own or hold under lease and to operate all of its property and assets and (B) to execute, deliver and perform all its obligations under each Loan Document to which it is or will be a party.

         (b) CORPORATE POWER, ETC. Each of the Borrower and its Subsidiaries has full corporate power and authority to enter into, deliver and perform its obligations under each Loan Document to which it is or will be a party and to consummate each of the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Loan Document to which it is or will be a party. Each Loan Document to which any of the Borrower and its Subsidiaries is or will be a party constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against such the Borrower or such Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (c) NO CONFLICT. Neither the execution and delivery of any Loan Document to which any of the Borrower and its Subsidiaries is a party nor the performance by the Borrower or such Subsidiary of its obligations thereunder, nor the consummation of the transactions contemplated thereby will,
(i) conflict with the charter or by-laws of any of the Borrower or its Subsidiaries, or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Borrower or such Subsidiary under, any applicable laws (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System) or any indenture, mortgage, deed of trust or other instrument or agreement to which the Borrower or such Subsidiary may be or become a party or by which it may be or become bound or to which any of the property or assets of the Borrower or such Subsidiary may be subject.

         (d) APPROVALS, ETC. No order, license, consent, authorization or approval of, or exemption by, or notice to or registration with, any governmental authority or regulatory body, and no filing, recording, publication or registration in any public office or any other place, is required in connection with the execution, delivery and performance by each of the Borrower and its Subsidiaries of any Loan Document to which it is or will be a party, or for the legality, validity, binding effect or enforceability thereof.

         (e) FINANCIAL STATEMENTS. The balance sheets of the Borrower as at December 31, 1996, and the related statements of income and cash flows of the Borrower for the fiscal year then ended, accompanied by an opinion of the independent chartered or public accountants of the Borrower, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower as at such date and the results of the operations thereof for the period ended on such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. GAAP for the Borrower applied consistently throughout the periods involved.

         (f) NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, there has been no, nor has there been threatened any, Material Adverse Effect (or any development involving a prospective Material Adverse Effect).

         (g) LITIGATION, ETC. There is no pending or threatened litigation, investigation, action or proceeding of or before any court, arbitrator or governmental agency (including any Environmental Action) binding upon or affecting any of the Borrower or its Subsidiaries respective properties and assets that (i) may cause a Material Adverse Effect to occur or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

         (h) NO VIOLATION, ETC. Each of the Borrower and its Subsidiaries is not in violation of, nor does the execution by the Borrower or such Subsidiary of the Loan Documents to which such it is a party or the consummation of the transactions contemplated thereby result in the violation of, (i) any term of its charter or by-laws or (ii) any term of any other agreement or instrument to which it is a party or by which it is bound in any respect, which has or could be reasonably expected to have a Material Adverse Effect.

         (i) DEBT. At the time of and immediately after giving effect to the Advances, there is no Debt other than Debt permitted under
Section 5.02(b).

         (j) MARGIN STOCK. Each of the Borrower and its Subsidiaries is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T and X issued by the Board of Governors of the Federal Reserve System; and no part of the proceeds of the Facility will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock.

         (k) USE OF PROCEEDS. No proceeds of the Facility will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the U.S. Securities Exchange Act of 1934, as amended.

         (l) INVESTMENT COMPANY ACT AND PUBLIC UTILITY HOLDING COMPANY ACT. Each of the Borrower and its Subsidiaries is not, and is not directly or indirectly controlled by any Person which is, required to register as an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the U.S. Public Utility Holding Company Act of 1935, as amended.

         (m) TAXES. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, except for any such failures to file or to pay such amounts which, in the aggregate, would not have a Material Adverse Effect.

         (n) ENVIRONMENTAL LAWS. The operations and properties of each of the Borrower and its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries, EXCEPT for such Environmental Permits where the failure to obtain the same, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         (o) SHAREHOLDERS. Set forth on Schedule 4.01(o) hereto is a complete and accurate list of the owners of 100% of the Shares as of the date hereof, specifying therein the number of Shares owned or controlled by each of the Shareholders.

                            ARTICLE V

                    COVENANTS OF THE BORROWER

         SECTION 5.01. AFFIRMATIVE COVENANTS. Each of the Borrower and its Subsidiaries covenants and agrees (except in the case of covenants that do not include the Borrower or any of its Subsidiaries) that so long as the Lender shall have any Obligation under Section 2.01 or any amount is owing under any Loan Document, unless the Lender shall otherwise consent in writing, the Borrower shall and shall cause each of its Subsidiaries to:

         (a) CORPORATE EXISTENCE. Preserve and maintain in full force and effect its corporate existence, rights (charter and statutory), franchises and privileges and qualify and remain qualified, as a corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of its business and operations or the ownership of its properties, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, privilege or franchise if the Board of Directors thereof shall determine in good faith that such right, privilege or franchise is no longer useful in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the Lender.

         (b) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

         (c) MAINTENANCE OF PROPERTY; INSURANCE. Preserve and maintain all of its properties, owned or leased, that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and maintain insurance with financially sound and reputable insurers in such amounts and against such risks, as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

         (d) KEEPING OF BOOKS. Keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles in effect from time to time or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Borrower and any of its Subsidiaries.

         (e) ACCESS TO RECORDS. Provide the Lender and its authorized advisors and representatives reasonable access to all books, records, offices and other facilities and properties of the Borrower and its Subsidiaries upon reasonable notice, and allow the Lender or its authorized advisors or representatives (as the case may be) to make such examinations thereof and copies of and abstracts from such books and records as the Lender or its authorized advisors or representatives (as the case may be) may reasonably request.

         (f) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might become a lien upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (g) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or any of its Subsidiaries than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         (h)  FINANCIAL STATEMENTS, ETC.

         (i) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Borrower and its Subsidiaries, furnish to the Lender and the Guarantors, without cost to the Lender or the Guarantors, (A) quarterly unaudited Consolidated balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by senior financial officer of the Borrower as having been prepared in accordance with U.S. GAAP for the Borrower and (B) a Compliance Certificate of the Borrower dated as of the last day of such quarter, executed by such senior financial officer;

         (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and its Subsidiaries, furnish to the Lender and the Guarantors, without cost to the Lender or the Guarantors, (A) a copy of the annual audit report for such fiscal year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets, statements of income and cash flows for such year certified by independent chartered or public accountants satisfactory to the Lender and (B) a Compliance Certificate of the Borrower dated as of the last day of such year, executed by a senior financial officer thereof;

         (iii) furnish to the Lender and the Guarantors, without cost to the Lender or the Guarantors, copies of all (A) documents and certificates delivered to any other lender or holder of Debt promptly after delivery thereof to such other lender or holder of Debt, and (B) reports which the Borrower or any of its Subsidiaries sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

         (iv) furnish to the Lender and the Guarantors, without cost to the Lender or the Guarantors, any other information with respect to the financial condition, business and property of the Borrower and its Subsidiaries, as the Lender may from time to time reasonably request.

         (i) NOTICE OF DEFAULTS. Promptly upon any officer of any of the Borrower or its Subsidiaries obtaining knowledge thereof, give notice to the Lender and the Guarantors, (i) of any development, including, without limitation, any litigation, investigation or proceeding affecting the Borrower or such Subsidiary, which has a Material Adverse Effect, could reasonably be expected to have a Material Adverse Effect or, in the case of any litigation, investigation or other proceeding, which could, if adversely decided, reasonably be expected to have a Material Adverse Effect and (ii) of a Default or Event of Default under the Loan Documents, each such notice being in the form of an officers' certificate, signed by an authorized officer of the Borrower or such Subsidiary, specifying the nature and period of existence of any such event and what action the Borrower or such Subsidiary, has taken, is taking or proposes to take with respect thereto.

         (j) REFINANCING. Use its best efforts to complete the Refinancing prior to the Final Maturity Date, which Refinancing shall yield an amount sufficient to repay the aggregate unpaid principal amount of the Advances in full PLUS accrued interest thereon to the date of repayment and all other amounts payable under the Loan Documents.

         (k) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply with all Environmental Laws and Environmental Permits applicable to its operations and properties, noncompliance with which could have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; PROVIDED, HOWEVER, that the Borrower or any of its Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

    SECTION 5.02. NEGATIVE COVENANTS. Each of the Borrower and its Subsidiaries covenants and agrees (except in the case of covenants that do not include the Borrower or any of its Subsidiaries) that so long as the Lender shall have any obligation under Section 2.01 or any amount is owing under any Loan Document, unless the Lender shall otherwise consent in writing, the Borrower shall not and shall cause each of its Subsidiaries not to:

         (a) LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

         (i)  Permitted Liens,

         (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED, HOWEVER, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, PROVIDED FURTHER that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed $150,000,000 (or the equivalent in any other currency) at any time outstanding,

         (iii) the Liens existing on the Effective Date and described on
     Schedule 5.02(a)(iii) hereto,

         (iv) Liens arising in connection with Finance Leases permitted under
     Section 5.02(b)(iv); and

         (v) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property therefore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor)of the Debt secured thereby.

         (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Debt other than:

         (i)   Permitted Debt;

         (ii) Debt Secured by Liens permitted by Section 5.02(a)(ii) not to exceed $150,000,000 (or the equivalent in any other currency) at anytime outstanding;

         (iii) Debt secured by Liens permitted by Section 5.02(a)(iii);
     and

         (iv) Finance Leases not to exceed in the aggregate $100,000,000 (or the equivalent thereof in any other currency;

         (c) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist, any obligations (other than Operating Leases of the Borrower or any of its Subsidiaries in respect of any Cell Sites) as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease including Finance Lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $10,000,000 (or the equivalent in any other currency payable in any period of 12 consecutive months.

         (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owed Subsidiary of the Borrower; PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

         (e) INVESTMENTS, LOANS, ADVANCES. Make any advance, loan, or extension of credit to, or make any acquisitions or investments (whether by way of transfers of property, contributions to capital, acquisitions of stock, securities, evidences of indebtedness or otherwise) in, or purchase any stock, bonds, notes, debentures or other securities of, any other Person, except for Permitted Investments.

         (f) OPERATE OTHER THAN IN ORDINARY COURSE. Operate its business, other than in the usual and ordinary course and other than that which is consistent with the past practice established by the Borrower or such Subsidiary, as the case may be.

         (g) DIVIDENDS, ETC. (i) Declare or make any dividend payment or other distribution of assets, property, cash, rights, obligations or securities (on account of any shares of capital stock of the Borrower or such Subsidiary, or (ii) purchase, redeem, retire, defease or otherwise acquire for value any shares of any class of the capital stock of the Borrower or such Subsidiary as the case may be, or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; PROVIDED that nothing in this Section 5.02(g) shall be deemed to prohibit cash dividends paid to the Borrower by its wholly-owned Subsidiaries the proceeds of which are used to repay the aggregate principal amount of Advances then outstanding.

         (h) MERGER OR CONSOLIDATION. Merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except that nothing in this Section 5.02(h) shall prohibit (i) any direct or indirect wholly-owned Subsidiary of the Borrower from merging into or consolidating with, or disposing of assets to, or acquiring assets of, any other wholly-owned direct or indirect Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower from merging into or disposing of assets to the Borrower and (iii) sales of assets otherwise permitted under Section 5.02(k).

         (i) RESTRICTION ON PAYMENTS AND TRANSFERS. Other than Liens permitted under Section 5.02(a), create or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the Borrower's or such Subsidiary's ability to (i) pay dividends or make distributions of the Borrower's or such Subsidiaries' capital stock, as the case may be, (ii) pay any debt owed to the Borrower or such Subsidiary,
(iii) make loans or advances to the Borrower or such Subsidiary or
(iv) transfer assets to, or create Liens in favor of, the Borrower or such Subsidiary, as the case may be.

         (j) AMENDMENTS OR WAIVERS. Amend, modify or change in any manner, or waive any rights of the Borrower or any of its Subsidiaries pursuant to the charter or by-laws (or other organizational documents) thereof, which, in the reasonable judgment of the Lender, could adversely affect the Refinancing or the Lender's rights and benefits under the Loan Documents and the documents delivered pursuant thereto.

         (k) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets, except for:

         (i) sales, leases, transfers and other dispositions of assets in the ordinary course of business by the Borrower and such Subsidiary of inventory consistent with the practice of the Borrower and such Subsidiaries as of the date hereof;

         (ii) sales, leases, transfers and other dispositions of assets no longer useful in the conduct of its business, or the business of its Subsidiaries, consistent with its practice on the date hereof, the Fair Market Value of such assets not to exceed in the aggregate for Borrower and its Subsidiaries $1,000,000 (or the equivalent in any other currency);

         (iii) the sale of any assets for Fair Market Value for cash to the extent the Net Cash Proceeds of such sales are used to repay the outstanding aggregate unpaid principal amount of the Advances Loan as required under Section 2.06(b).

         (l) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell or otherwise dispose of any shares of capital stock of any Subsidiary or any warrants, rights or options to acquire such capital stock or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any other Subsidiary or any warrants, rights or options to acquire such capital stock except (i) in accordance with Section 5.02(g) and
(ii) to the extent that the Net Cash Proceeds of such sale or disposition are used to repay the outstanding aggregate unpaid principal amount of the Loan as required under Section 2.06(b).

         (m) TRANSACTIONS WITH AFFILIATES. Enter into any transaction or agreement with any Affiliate, except any transaction or agreement which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms not less favorable to the Borrower or such Subsidiary than it would obtain in an arm's-length transaction with a Person not an Affiliate.

         (n) ISSUANCE OF CAPITAL STOCK. Issue any capital stock or any warrants, rights or options to acquire any such capital stock, except for the issuance of capital stock by the Borrower pursuant to the Refinancing to the extent the Net Cash Proceeds of such issuance are used to repay the outstanding aggregate unpaid principal amount of the Loan as required under
Section 2.06(b).

         (o) INVESTMENT COMPANY. Be or become an investment company subject to the registration requirements under the Investment Company Act of 1940, as amended.

                           ARTICLE VI

                        EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) The Borrower, or subject to the Guaranties, the Guarantors, shall fail to pay the principal of the Note or interest on the Advances when due or any Loan Party shall fail to pay any other amount payable under principal interest other fees any Loan Document within 3 days after the same shall become due and payable; or

         (b) Any representation or warranty made by any Loan Party (or any of their respective officers) under or in connection any Loan Document shall prove to have been incorrect in any material respect when made and such failure shall remain unremedied for 30 days after the earlier of the date on which (i) an officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Lender; or

         (c) (i) The Borrower shall fail to perform or observe (A) any term, covenant or agreement contained in Section 2.11, 5.01(a), (b) or (j) or 5.02; or (B) any other term, covenant or agreement contained in this Agreement or any other Loan Document to which it is a party (excluding any term, covenant or agreement covered by Section 6.01(a)), if any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Lender, or (ii) any other Loan Party shall fail to perform or observe any term, covenant or agreement contained in any Loan Document to which it is a party (excluding any term, covenant or agreement covered by Section 6.01(a)), if any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Lender; or

         (d) (i) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on, or other amount payable in respect of, any Debt which is outstanding in a principal amount of at least $5,000,000 (or the equivalent in any other currency) in the aggregate (but excluding Debt evidenced by the Note) of such Person when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) or any other default or Event of Default (as defined in such agreement or instrument) shall occur (or any other event or condition shall exist under applicable law of any relevant jurisdiction, which shall have an analogous effect under such agreement or instrument) relating to such Debt; or (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise cause, or permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (e) Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or seeking a warrant of attachment, execution or similar process against any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, or for any substantial part of, its property) shall occur; or any Loan Party shall take corporate action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order for the payment of money in excess of $5,000,000 (or the equivalent thereof in any other currency) with respect to any of the Borrower and its Subsidiaries or any other Loan Party, and either
(i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement or such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) Any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Loan Party thereto or such Loan Party shall so state in writing; provided, however, that such event could have a Material Adverse Effect; or

         (i) Any Loan Party or any of its ERISA Affiliates shall incur, or in the reasonable discretion of the Lender, shall be reasonably likely to incur liability as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Loan Party or any of its ERISA Affiliates from a Multiemployer Plan; or
(iii) the reorganization or termination of the Multiemployer Pan, which liability has or could reasonably be expected to result in a Material Adverse Effect; or

         (j) The Shareholders (other than Vanguard China, Inc.) shall own, directly or indirectly, less than 75% of the Voting Stock of the Borrower or shall cease to direct or cause the direction of the management and policies of the Borrower, whether through Voting Stock, by contract or otherwise; or

         (k) There shall occur in the judgment of the Lender any Material Adverse Change;

then, and in any such event, (i) the Lender may, by notice to the Borrower, declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) the Lender may by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon an Event of Default under Section 6.01(e) or (f) with respect to any Loan Party,
(A) the obligation of the Lender to make Advances shall automatically terminate and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party.

                           ARTICLE VII

                          MISCELLANEOUS

         SECTION 7.01. AMENDMENTS, ETC. No amendment or waiver of any provision of hereunder or under the Note, nor consent to any departure by any party hereto therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and the Lender shall have received the consent in writing of the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 12th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong, Attention: Mr. Alfred Shao, Telecopier No. (852) 2343-5693; if to the Lender, at its address at 1 Temasek Avenue #15-02 Millenia Tower, Singapore 039192, Attention: Mrs. Mabel Sim, or if to the Guarantors at the addresses set forth in the respective Guaranties or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid, except that notices to the Lender pursuant to the provisions of Article II shall not be effective until received by the Lender.

         SECTION 7.03. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.04.  COSTS AND EXPENSES.

         (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Lender, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Lender in connection with the enforcement of rights under this
Section 7.04(a).

         (b) The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Note, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

         (c) If any payment of principal of any Advance is made by the Borrower or any other Loan Party to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by the Lender, pay to the Lender for its account any amounts required to compensate the Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.07, 2.10 and 7.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Note.

         SECTION 7.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Lender or any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, whether or not the Lender shall have made any demand thereunder and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and its Affiliates under this
Section 7.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender and its Affiliates may have.

         SECTION 7.06. BINDING EFFECT. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that no Loan Party shall have the right to assign or otherwise transfer all or any part of its rights or obligations hereunder or any interest herein. The Lender may assign or sell participations in or to all or a portion of its rights and obligations under the Loan Documents.

         SECTION 7.07. GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 7.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7.09.  CONSENT TO JURISDICTION.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Parties agrees that process served either personally or by registered mail, return receipt requested, shall, to the extent permitted by law, constitute adequate service of process in any such proceeding. Without limiting the foregoing, the parties hereto hereby appoint, in the case of any such action or proceeding brought in the courts of or in the State of New York, CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive, for them and on their behalf, service of process in the State of New York with respect thereto, PROVIDED that any party hereto may appoint any other person, with offices in the State of New York to replace such agent for service of process upon delivery to each other Loan Party notice thereof. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Note in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 7.10. JUDGMENT CURRENCY. If any sum due from the Borrower hereunder, under the Note or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder, thereunder or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order to judgment given or made in relation thereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

         SECTION 7.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE LOAN DOCUMENTS, ANY ADVANCE OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  STAR DIGITEL LIMITED



                                  By
                                    -------------------------------------
                                      Title:

                                  THE TORONTO-DOMINION BANK



                                  By
                                    -------------------------------------
                                      Title:

                         PROMISSORY NOTE



$8,000,000                                      Dated:  May 16, 1997


         FOR VALUE RECEIVED, the undersigned, STAR DIGITEL LIMITED, a corporation organized under the laws of Hong Kong (the "BORROWER"), HEREBY PROMISES TO PAY to the order of THE TORONTO-DOMINION BANK (the "LENDER") on May 16, 1997 (or if the maturity of this Promissory Note is extended to a later date pursuant to Section 2.04(b) of the Bridge Loan Agreement referred to below, on such later date) the principal amount of EIGHT MILLION DOLLARS ($8,000,000) or, if less, the aggregate unpaid principal amount of the Advances (as defined below) made by the Lender to the Borrower pursuant to the Bridge Loan Agreement (referred to below); capitalized terms that are not defined herein having the respective meanings specified in the Bridge Loan Agreement) which is outstanding on May 16, 1997 or such later date, as the case may be.

         The Borrower promises to pay interest on the principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Bridge Loan Agreement.

         Both principal and interest are payable in the lawful money of the United States of America to the Lender at Bank of America, New York Branch, in immediately available funds. Such payments shall be made by wire transfer to the account of the Lender at Bank of America, New York Branch with its office at 1 World Trade Center, 10th Floor, New York, NY, 10048-1191, USA, Account No. 6550 2-97469 CHIPS 361042, or such other account as the Lender may designate. The Lender is authorized but not required to record the date and amount of each Advance owing to it and the date and amount of each principal payment on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall, in the absence of manifest error, constitute PRIMA FACIE evidence of the accuracy of the information so recorded. Prior to any transfer of this Promissory Note, the Lender shall record the foregoing on such schedule or continuation thereof; PROVIDED, HOWEVER, that the Lender's so to record shall not limit the obligations of the Borrower hereunder and under the Bridge Loan Agreement to repay the actual outstanding principal of and interest on each Advance.

         This Promissory Note is the Note referred to in, and is entitled to the benefits of, (a) the Bridge Loan Agreement dated as of May 16, 1997 (the "BRIDGE LOAN AGREEMENT") between the Borrower and the Lender, (b) the IWC Pledge Agreement, (c) the STHL Guaranty, and (d) the VCFC Guaranty. The Bridge Loan Agreement, among other things, (i) provides for the making of advances (the "ADVANCES") by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                  STAR DIGITEL LIMITED



                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                        LOAN AND PAYMENTS OF PRINCIPAL

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DATE         ADVANCE          OR PREPAID         BALANCE         MADE BY
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


                            EXHIBIT B

                       NOTICE OF BORROWING



                                  [Date]


The Toronto-Dominion Bank
1 Temasek Avenue
#15-02 Millenia Tower
Singapore 039192
Attention:  Mabel Sim


Ladies and Gentlemen:

         The undersigned, STAR DIGITEL LIMITED refers to the Bridge Loan Agreement, dated as of _______________, 1997 (the "BRIDGE LOAN AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned and The Toronto Dominion Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Bridge Loan Agreement that the undersigned hereby requests a Borrowing under the Bridge Loan Agreement, and in that connection sets forth below the information relating to Bridge (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Bridge Loan
Agreement:

         (i)   The Business Day of the Proposed Borrowing is
     _______________, 19__.

         (ii)  The amount of the Proposed Borrowing is $__________.

         (iii) The initial Interest Period for each Advance made as of part of the Proposed Borrowing is one month.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

         (A) the representations and warranties contained in the Bridge Loan Agreement are correct, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as through made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing in which case, as of such specific date); and

         (B) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes a Default.

                                  Very truly yours,

                                  STAR DIGITEL LIMITED



                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                     EXHIBIT C-1

                              FORM OF GUARANTY FROM STHL


     GUARANTY dated May 16, 1997 made by STAR TELECOM HOLDING LIMITED, a corporation organized under the laws of Hong Kong, (the "Guarantor"), in favor of the Lender (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENT. The Lender is party to the Bridge Loan Agreement, dated as of May 16, 1997 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement") with STAR DIGITEL LIMITED, a corporation organized under the laws of Hong Kong (the "Borrower"). It is a condition precedent to the making of Advances under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances under the Credit Agreement from time to time, the Guarantor hereby agrees as follows:

     Section 1. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (a) Advances under the Credit Agreement in an aggregate principal amount not to exceed $4,240,000 at any time outstanding and (b) the product of (x) the STHL Guaranteed Percentage (as defined below) and (y) the aggregate amount of all Obligations of the Borrower other than Advances under the Credit Agreement now or hereafter existing under the other Loan Documents, whether for interest, fees, expenses or otherwise (the sum of clause (a) and clause (b) above being the "Guaranteed Obligations"), and in addition agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. For the purpose of this Guaranty, the "STHL Guaranteed Percentage" means, at any date of determination, 53%.

     Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees the payment of the Guaranteed Obligations, which will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or


                                      C1-1
whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a)  any lack of validity or enforceability of any Loan
Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document; PROVIDED, HOWEVER, that any amendment to any Loan Documents other than the VCFC Guaranty and the IWC Pledge Agreement shall require the prior written consent of STHL;

          (c) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

          (e) any failure of the Lender to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to the Lender (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

          (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

      Section 3. WAIVERS AND ACKNOWLEDGEMENTS. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.


                                      C1-2

          (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

     Section 4. SUBROGATION. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitment shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Lender will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

     Section 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor shall pay any present or future Other Taxes in respect of all or any part of the Guaranteed Obligations.


                                     C1-3

          (c) The Guarantor will indemnify the Lender for the STHL Guaranteed Percentage of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; the Guarantor shall have the right to contest in good faith such tax levied upon it; provided, however, that such contest shall in no way limit the Guarantor's Obligations hereunder. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to the Lender, at its address referred to in the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall, at the request of the Lender, furnish, or shall cause such payor to furnish, to the Lender, at such address, an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

          (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

     Section 6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

          (a) DUE INCORPORATION, ETC. The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly authorized to do business in each jurisdiction in which such authorization is required by law or in which the failure to be so authorized would not have material adverse effect on (x) the business, condition (financial or otherwise), operation, performance or properties of the Guarantor and its subsidiaries, taken as a whole, (y) the rights and remedies of the Lender under this Guaranty, or (z) the ability of the Guarantor to perform its obligations under this Guaranty (each, a "Material Adverse Effect"), and (iii) has all requisite power and authority (A) to own or hold under lease and to operate all of its property and assets and (B) to execute, deliver and perform all its obligations under each Loan Document to which it is or will be a party.

          (b) CORPORATE POWER, ETC. The Guarantor has full corporate power and authority to enter into, deliver and perform its obligations under each Loan Document to which it is a party and to consummate each of the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Loan Document to which it is a party. Each Loan Document to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the

                                     C1-4

Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) NO CONFLICT. Neither the execution and delivery of each Loan Document to which it is or will be a party nor the performance by the Guarantor of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will (i) conflict with the Certificate of Incorporation or by-laws of the Guarantor, or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Guarantor under, any applicable laws (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System) or any indenture, mortgage, deed of trust or other instrument or agreement to which the Guarantor may be or become a party or by which it may be or become bound or to which any of the property or assets of the Guarantor may be subject.

          (d) APPROVALS. ETC. No order, license, consent, authorization or approval of, or exemption by, or notice to or registration with, any governmental authority or regulatory body, and no filing, recording, publication or registration in any public office or any other place (other than, in each case, such filings as may be required under applicable securities laws), is required in connection with the execution, delivery and performance by the Guarantor of any Loan Document to which it is or will be a party, or for the legality, validity, binding effect or enforceability thereof.

          (e) FINANCIAL STATEMENTS. The Consolidated balance sheets of STIHL as at December 31, 1996, and the related Consolidated statements of income and cash flows of STIHL for the fiscal year then ended, accompanied by an opinion of the independent chartered or public accountants of STIHL, copies of which have been furnished to the Lender, fairly present the Consolidated financial condition of STIHL and its Subsidiaries as at such date and the results of the operations thereof for the period ended on such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. GAAP for STIHL applied consistently throughout the periods involved.

          (f) NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, there has been no, nor, to the best of the Guarantor's knowledge, has there been any event which could reasonably be elected to have a, Material Adverse Effect.

          (g) LITIGATION, ETC. There is no pending or, to the best of the Guarantor's knowledge, threatened litigation, investigation, action or proceeding of or before any court, arbitrator or governmental agency (including any Environmental Action) binding upon or affecting any of the Guarantor or its Subsidiaries or their respective properties and assets that (i) could reasonably be expected to cause a Material Adverse Effect to occur or (ii) purports to affect the legality, validity or enforceability of any Loan Document to which the Guarantor is a party.


                                     C1-5

          (h) NO VIOLATION, ETC. The Guarantor is not in violation of, nor does the execution by the Guarantor of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby result in the violation of, (i) any term of its charter or by-laws, (ii) the Shareholders Agreement, or (ii) any term of any other agreement or instrument to which it is a party or by which it is bound in any respect, which, in each case, has or could be reasonably expected to have a Material Adverse Effect.

          (i) MARGIN STOCK. The Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T and X issued by the Board of Governors of the Federal Reserve System.

          (j) INVESTMENT COMPANY ACT AND PUBLIC UTILITY HOLDING COMPANY ACT. The Guarantor is not, and is not directly or indirectly controlled by any Person which is, required to register as an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended. The Guarantor is not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the U.S. Public Utility Holding Company Act of 1935, as amended.

          (k) TAXES. The Guarantor has filed all tax returns required to be filed by it and has paid all taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, except for any such failures to file or to pay such amounts which, in the aggregate, would not have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings.

          (l) ENVIRONMENTAL LAWS. The operations and properties of the Guarantor comply in all material respects with all applicable Environmental Laws, except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect, and all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Guarantor and its Subsidiaries, EXCEPT for such Environmental Permits where the failure to obtain the came, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

           (m) CONDITIONS PRECEDENT. Upon execution hereof and the other Loan Documents by all parties, there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

           (n) CREDIT ANALYSIS; OTHER INFORMATION. The Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of the Borrower.


                                     C1-6

     Section 7. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or the Lender shall have any Commitment, the Guarantor will, unless the Leader shall otherwise consent in writing:

          (a) CORPORATE EXISTENCE. Preserve and maintain in full force and effect its corporate existence, rights (charter and statutory), franchises and privileges and qualify and remain qualified, as a corporation in good standing in each jurisdiction in which such qualification is from time to time necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect; PROVIDED, HOWEVER, that the Guarantor shall not be required to preserve any right, privilege or franchise if the board of directors thereof shall determine in good faith that such right, privilege or franchise is no longer useful in the conduct of the business of the Guarantor, and the loss thereof is not disadvantageous in any material respect to the Lender.

          (b) COMPLIANCE WITH LAWS. Comply in an material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except where the failure to so comply would not have a Material Adverse Effect.

          (c) INSURANCE. Maintain insurance with financially sound and reputable insurers in such amounts and against such risks, as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

          (d) KEEPING OF BOOKS. Keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor in accordance with generally accepted accounting principles in effect from time to time or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Guarantor.

          (e) ACCESS TO RECORDS. Provide the Lender and its authorized advisors and representatives reasonable access to all books, records, offices and other facilities and properties of the Guarantor upon reasonable notice, and allow the Lender or its authorized advisors or representatives (as the case may be) to make such examinations thereof and copies of and abstracts from such books and records as the Lender or its authorized advisors or representatives (as the case may be) may reasonably request.

          (f) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might become a lien upon its property; PROVIDED, HOWEVER, that Guarantor shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.


                                     C1-7

          (g) REPORTING. Furnish to the Lender at the request of the Lender, without cost to the Lender, copies of all documents and certificates delivered to any holder of Debt of the Guarantor promptly after delivery thereof to such Lender or holder of Debt.

          (h) NOTICE OF DEFAULTS. Promptly upon any officer of the Guarantor obtaining knowledge thereof, give notice to the Lender, (i) of any development, including, without limitation, any litigation, investigation or proceeding affecting the Guarantor, which has a Material Adverse Effect, could reasonably be expected to have a Material Adverse Effect or, in the case of any litigation, investigation or other proceeding, which could, if adversely decided, reasonably be expected to have a Material Adverse Effect.

          (i) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply with all Environmental Laws and Environmental Permits applicable to its operations and properties, noncompliance with which could have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; PROVIDED, HOWEVER, that the Guarantor shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (j) PARI PASSU. Ensure that the Guaranteed Obligations shall rank PARI PASSU with all present and future senior secured and unsecured Obligations of the Guarantor.

          (k) REFINANCING. Use its best efforts to cause the Borrower to complete the Refinancing prior to the Final Maturity Date, which Refinancing shall yield an amount sufficient to repay the aggregate unpaid principal amount of the Advances in full PLUS accrued interest thereon to the date of repayment and all other amounts payable under the Loan Documents.

     Section 8. NEGATIVE COVENANT. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, or the Lender shall have any Commitment, the Guarantor will not, without the prior written consent of the Lender:

          (a) MERGERS, ETC. Merge into or consolidate with any Person, except after giving effect any such merger or consolidation, the corporation formed by such merger or consideration shall assume the Guarantor's obligations and the performance of the Guarantor's covenants under this Guaranty in a writing reasonably satisfactory in form and substance to the Lender.

          (b) OPERATE OTHER THAN IN ORDINARY COURSE. Operate its business, other than in the usual and ordinary course and other than that which is consistent with the past practice established by the Guarantor.


                                     C1-8

          (c) NEGATIVE PLEDGE. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any Shares) other than
(i) in favor of the Lender or (ii) in respect of any Debt of the Guarantor outstanding as of the date hereof.

          (d) AMENDMENTS OR WAIVERS. Amend, modify or change in any manner or waive any of its rights pursuant to the charter or by-laws (or other organizational documents) of the Guarantor, which, in the reasonable judgment of the Lender, would adversely affect the Lender's rights and benefits under the Loan Documents and the documents delivered pursuant thereto.

          (e) INVESTMENT COMPANY. Be or become an investment company subject to the registration requirements under the Investment Company Act of 1940, as amended.

          (f) MAINTENANCE OF OWNERSHIP OF THE BORROWER. Dispose of any shares of capital stock of the Borrower or any warrants, rights or options to acquire such capital stock, if, as a result of such disposal, STHL and IWC shall in the aggregate retain possession of, or the right, directly or indirectly, to vote less than 75% of the Shares or the ability to direct or to cause the direction of the management and policies of the Borrower, whether through the ownership of Shares, by contract or otherwise.

      Section 9. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 10. NOTICE, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, at its address at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kowloon, Hong Kong Attention: Mr. Wong Kam Fu (Fax No. 852-2771-7421). All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

      Section 11. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 12. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Lender to declare the Note due and payable pursuant to the provisions of said Section 6.01, the Lender and any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set



                                     C1-9
off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not the Lender or such Affiliate shall have made any demand under this Guaranty and although such Obligations may be unmatured. The Lender agrees promptly to notify the Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

     Section 13. INDEMNIFICATION. Without limitation on any other Obligations of the Guarantor or remedies of the Lender under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of the Lender's legal counsel) suffered or incurred by the Lender as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

     Section 14. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranty Obligations and an other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Commitment, the Advances owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, in each case as and to the extent provided under the Credit Agreement.

     Section 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that process served either personally or by registered mail, return receipt requested, shall, to the extent permitted by law, constitute adequate service of process in any

                                     C1-10
such proceeding. Without limiting the foregoing, the Guarantor hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of New York, CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive, for them and on their behalf, service of process in the State of New York with respect thereto, PROVIDED that the Guarantor may appoint any other person, with offices in the State of New York to replace such agent for service of process upon delivery to each other Loan Party notice thereof. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Loan Party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

          (c) The Guarantor hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court. The Guarantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) If any sum due from the Guarantor under this Guaranty or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order to judgment given or made in relation thereto, the Guarantor shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

          (e) The Guarantor hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty, any document delivered under this Guaranty, any Advance or the actions of the Lender in the negotiations, administration, performance or enforcement hereof.

                                     C1-11

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                               STAR TELECOM HOLDING LIMITED


                               By:
                                   ------------------------------------
                                   Name:
                                   Title:



                                     C1-12

                                     EXHIBIT C-2

                              FORM OF GUARANTY FROM VCFC


     GUARANTY dated May 16, 1997 made by VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation (the "Guarantor"), in favor of the Lender (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENT. The Lender is party to the Bridge Loan Agreement, dated as of May 16, 1997 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement") with STAR DIGITEL LIMITED, a corporation organized under the laws of Hong Kong (the "Borrower"). It is a condition precedent to the making of Advances under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances under the Credit Agreement from time to time, the Guarantor hereby agrees as follows:

     Section 1. GUARANTY. (a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the sum of (i) Advances under the Credit Agreement in an aggregate principal amount not to exceed $3,760,000 and (ii) the product of (x) the VCFC Guarantee Percentage (as defined below) and (y) the aggregate amount of all Obligations of the Borrower other than Advances under the Credit Agreement now or hereafter existing under the other Loan Documents, whether for interest, few, expenses or otherwise (the sum of clauses (i) and (ii) being the "Guaranteed Obligation"), and in addition agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. The "VCFC Guaranteed Percentage" means, at any date of determination, 47%.

          (b) The liability of the Guarantor under this Guaranty shall not exceed the greater of (i) the net benefit realized by the Guarantor from the proceeds of the Advances made from time to time by the Borrower to the Guarantor or any Subsidiary of the Guarantor and (ii) the greater of (x) 95% of the Adjusted Net Assets of the Guarantor on the date of delivery hereof and (y) 95% of the Adjusted Net Assets of the Guarantor on the date of any payment hereunder. "Adjusted Net Assets" of the Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of the Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Guaranty),

                                     C2-1
of the Guarantor at such date and (y) the amount by which the present fair salable value of the assets of the Guarantor at such date exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts, excluding debt in respect of this Guaranty, as they become absolute and matured.

     Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees the payment of Guaranteed Obligations, which will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of any Obligations of any other Loan Party under the Loan Document, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a)  any lack of validity or enforceability of any Loan
Document or any agreement or instrument redating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document; PROVIDED, HOWEVER, that any amendment to or other modification of the Loan Documents (other than the STHL Guaranty and the IWC Pledge Agreement) shall require the prior written consent of VCFC;

          (c) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

          (e) any failure of the Lender to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to the Lender (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

          (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed
Obligations is rescinded or must otherwise be returned by

                                     C2-2
the Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

     Section 3. WAIVERS AND ACKNOWLEDGMENTS. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

     Section 4. SUBROGATION. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitment shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Gnaranq, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Lender will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.



                                     C2-3

     Section 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor agrees to pay any present or future Other Taxes in respect of all or any part of the Guaranteed Obligations.

          (c) The Guarantor will indemnify the Lender for the VCFC Guaranteed Percentage of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; the Guarantor shall have the right to contest in good faith such tax levied upon it; provided, however, that such contest shall in no way limit the Guarantor's Obligations hereunder. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to the Lender, at its address referred to in the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt or to the extent that a receipt is not given, other reasonable evidence of payment thereof. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payer that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall, at the request of the Lender, furnish, or shall cause such payor to furnish, to the Lender, at such address, an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

     Section 6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

          (a) DUE INCORPORATION, ETC. The Guarantor (i) is duly organized, valid existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly authorized to do business in each jurisdiction in which such authorization is required by law or in which the failure to be so authorized would not have material adverse effect on (x) the business,


                                     C2-4
condition (financial or otherwise), operation or properties of the Guarantor and its subsidiaries taken as a whole, (y) the rights and remedies of the Lender under this Guaranty, or (z) the ability of the Guarantor to perform its obligations under this Guaranty (each, a "Guarantor Material Adverse Effect"), and (iii) has all requisite power and authority (A) to own or hold under lease and to operate all of its property and assets and (B) to execute, deliver and perform all its obligations under each Loan Document to which it is or will be a party.

          (b) CORPORATE POWER, ETC. The Guarantor has full corporate power and authority to enter into, deliver and perform its obligations under each Loan Document to which it is a party and to consummate each of the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Loan Document to which it is a party. Each Loan Document to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) NO CONFLICT. Neither the execution and delivery of each Loan Document to which it is or will be a party nor the performance by the Guarantor of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will (i) conflict with the Articles of Incorporation or bylaws of the Guarantor, or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Guarantor under, any applicable laws (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System) or any indenture, mortgage, deed of trust or other instrument or agreement to which the Guarantor may be or become a party or by which it may be or become bound or to which any of the property or assets of the Guarantor may be subject.

          (d) APPROVALS, ETC. No order, license, consent, authorization or approval of, or exemption by, or notice to or registration with, any governmental authority or regulatory body, and no filing, recording, publication or registration in any public office or any other place (other than, in each case, such filings as may be required under applicable securities laws), is required in connection with the execution, delivery and performance by the Guarantor of any Loan Document to which it is a party, or for the legality, validity, binding effect or enforceability thereof.

          (e) FINANCIAL STATEMENTS. The Consolidated balance sheets of Vanguard Cellular Systems, Inc., a North Carolina corporation ("Vanguard"), and Subsidiaries as of December 31, 1996, and the related Consolidated statements of income and cash flows of Vanguard for the fiscal year then ended, accompanied by an opinion of the independent chartered or public accountants of Vanguard, copies of which have been furnished to the Lender, fairly present the Consolidated financial condition of Vanguard and Subsidiaries as of such date and the results of the operations thereof for the period ended on such date. All such financial

                                     C2-5
statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. GAAP for Vanguard applied consistently throughout the periods involved.

          (f) NO GUARANTOR MATERIAL ADVERSE EFFECT. Since December 31, 1996, there has been no, nor, to the best of the Guarantor's knowledge, has there been any event that could reasonably be elected to have a, Guarantor Material Adverse Effect.

          (g) LITIGATION, ETC. There is no pending or, to the best of the Guarantor's knowledge, threatened litigation, investigation, action or proceeding of or before any court, arbitrator or governmental agency (including any Environmental Action) binding upon or affecting any of the Guarantor or its Subsidiaries or their respective properties and assets that (i) could reasonably be expected to cause a Guarantor Material Adverse Effect to occur or
(ii) purports to affect the legality, validity or enforceability of any Loan Document to which the Guarantor is a party.

          (h) NO VIOLATION, ETC. The Guarantor is not in violation of, nor does the execution by the Guarantor of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby result in the violation of, (i) any term of its charter or bylaws, (ii) the Shareholders Agreement, or (iii) any term of any other agreement or instrument to which it is a party or by which it is bound in any respect, which, in each case, has or could be reasonably expected to have a Guarantor Material Adverse Effect.

          (i) MARGIN STOCKS. The Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T and X issued by the Board of Governors of the Federal Reserve System.

          (j) INVESTMENT COMPANY ACT AND PUBLIC UTILITY HOLDING COMPANY ACT. The Guarantor is not, and is not directly or indirectly controlled by any Person which is, required to register as an "investment company" in the meaning of the U.S. Investment Company Act of 1940, as amended. The Guarantor is not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the U.S. Public Utility Holding Company Act of 1935, as amended.

          (k) TAXES. The Guarantor has filed all tax returns required to be filed by it and has paid all taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, except for any such failures to file or to pay such amounts which, in the aggregate, would not have a Guarantor Material Adverse Effect or which are being contested in good faith by appropriate proceedings.

          (l) ENVIRONMENTAL LAWS. The operations and properties of the Guarantor comply in all material respects with all applicable Environmental Laws, except where the failure to so comply could not be reasonably expected to have a Guarantor Material Adverse Effect, and all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Guarantor and its Subsidiaries, EXCEPT for such Environmental Permits where the failure to obtain the same, in the aggregate, could not be reasonably expected to have a Guarantor Material Adverse Effect.


                                     C2-6

          (m) CONDITIONS PRECEDENT. Upon execution hereof and the other Loan Documents by all of the parties thereto, there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (n) CREDIT ANALYSIS; OTHER INFORMATION. The Guarantor has, independently and without radiance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of the Borrower.

     Section 7. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or the Lender shall have any Commitment, the Guarantor will, unless the Lender shall otherwise consent in writing:

          (a) CORPORATE EXISTENCE. Preserve and maintain in full force and effect its corporate existence, rights (charter and statutory), franchises and privileges and qualify and remain qualified, as a corporation in good standing in each jurisdiction in which such qualification is from time to time necessary, except for such jurisdictions where the failure to so qualify would not have a Guarantor Material Adverse Effect; PROVIDED, HOWEVER, that the Guarantor shall not be required to preserve any right, privilege or franchise if the board of directors thereof shall determine in good faith that such right, privilege or franchise is no longer useful in the conduct of the business of the Guarantor, and the loss thereof is not disadvantageous in any material respect to the Lender.

          (b) COMPLIANCE WITH LAWS. Comply in an material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except where the failure to so comply would not have a Guarantor Material Adverse Effect.

          (c) INSURANCE. Maintain insurance with financially sound and reputable insurers in such amounts and against such risks, as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

          (d) KEEPING OF BOOKS. Keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor in accordance with generally accepted accounting principles in effect from time to time or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Guarantor.

          (e) ACCESS TO RECORDS. Provide the Lender and its authorized advisors and representatives reasonable access to all books, records, offices and other facilities and properties of the Guarantor upon reasonable notice, and allow the Lender or its authorized advisors or representatives (as the case may be) to make such examinations thereof and copies of


                                     C2-7
and abstracts from such books and records as the Lender or its authorized advisors or representatives (as the case may be) may reasonably request.

          (f) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its properly and (ii) all lawful claims that, if unpaid, might become a lien upon its property; PROVIDED, HOWEVER, that Guarantor shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien (other than any Lien permitted under that certain Second Amended and Restated Loan Agreement, dated as of April 10, 1996, by and among Vanguard Cellular Operating Corp. and the financial institutions party thereto, as amended and modified (the "SENIOR CREDIT FACILITY")) resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (g) REPORTING. From time to time, furnish without cost to, at the request of, the Lender, copies of all documents and certificates delivered to any other lender or holder of Debt of the Guarantor promptly after such request.

          (h) NOTICE OF DEFAULTS. Promptly upon any officer of the Guarantor obtaining knowledge thereof, give notice to the Lender of any development, including, without limitation, any litigation, investigation or proceeding affecting the Guarantor, which has a Guarantor Material Adverse Effect, could reasonably be expected to have a Guarantor Material Adverse Effect or, in the case of any litigation, investigation or other proceeding, which could, if adversely decided, reasonably be expected to have a Guarantor Material Adverse Effect.

          (i) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply with all Environmental Laws and Environmental Permits applicable to its operations and properties, noncompliance with which could have a Guarantor Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; PROVIDED, HOWEVER, that the Guarantor shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (j) PARI PASSU. Ensure that the Guaranteed Obligations shall rank PARI PASSU with all present and future senior unsecured Obligations of the Guarantor.

     Section 8. NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, or the Lender shall have any Commitment, the Guarantor will not, without the prior written consent of the Lender:

          (a) MERGERS, ETC. Merge into or consolidate with any Person, if after giving effect any such merger or consolidation, the Guarantor's obligations under this Guaranty are not assumed by the corporation formed by such merger or consolidation, and evidence of

                                     C2-8
such assumption shall be evidenced in a writing reasonably satisfactory in form and substance to the Lender.

          (b) OPERATE OTHER THAN IN ORDINARY COURSE. Operate its business, other than in the usual and ordinary course and other than that which is consistent with the past practice established by the Guarantor.

          (c) AMENDMENT OR WAIVER. Amend, modify or change in any manner the charter or bylaws (or other organizational documents) of the Guarantor, which would materially adversely affect the Lender's rights and benefits under the Loan Documents and the documents delivered pursuant thereto.

          (d) NEGATIVE PLEDGE. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any Shares) (i) other than in respect of any Debt of the Guarantor outstanding as of the date hereof and (ii) to the extent that the obligation under this Section 8(d) does not conflict with the Senior Credit Facility and all agreements related thereto.

     Section 9. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 10. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, at 2002 Pisgah Church Road, Greensboro, NC 27455, U.S.A., Attention: General Counsel, telecopy number: 1-910-545-2500, and if to the Lender, at 1 Temasek Avenue #15
02 Millenia Tower, Singapore 039192, Attention: Mrs. Mabel Sim, or as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party in the manner set forth herein. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

     Section 11. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative not exclusive of any remedies provided by law.

     Section 12. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Lender to declare the Note due and payable pursuant to the provision of said Section 6.01, the Lender and any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted

                                     C2-9
by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not the Lender or such Affiliate shall have made any demand under this Guaranty and although such Obligations may be unmatured. The Lender agrees promptly to notify the Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedial (including, without limitation, other rights of set-off) that the Lender may have.

     Section 13. INDEMNIFICATION. Without limitation on any other Obligations of the Guarantor or remedies of the Lender under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges with respect to the Guaranteed Obligations suffered or incurred by the Lender (including the reasonable fees and disbursements of the Lender's legal counsel) as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

     Section 14. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Commitment, the Advances owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, in each case as and to the extent provided under the Credit Agreement.

     Section 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that process served either personally or by registered mail, return recent requested, shall, to the extent permitted by law, constitute adequate service of process in any

                                     C2-10
such proceeding. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Loan Party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

          (c) The Guarantor hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court.

          (d) The Guarantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (e) The Guarantor hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty, any document delivered under this Guaranty, any Advance or the actions of the Lender in the negotiations, administration, performance or enforcement hereof.

                                     C2-11

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer hereunto duly authorized as of the date first above written.

                               VANGUARD CELLULAR
                               FINANCIAL CORPORATION



                               By:
                                  ---------------------------------
                                  Name:
                                  Title: